Exhibit 99.02

VERITAS SOFTWARE CORPORATION
RECONCILIATION OF CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
TO THE NON-GAAP STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended				Three Months Ended
	March 31, 2005				March 31, 2004
	Under GAAP	Adjustments		Non-GAAP	Under GAAP	Adjustments		Non-GAAP

Net revenue:
User license fees	$323,242			$323,242	$302,409			$302,409
Services	236,016			236,016	183,338			183,338

Total net revenue	559,258			559,258	485,747			485,747
Cost of revenue:
User license fees	8,612			8,612	9,519			9,519
Services (1)	79,045	(401)	A	78,644	65,843	(237)	A	65,606
Amortization of developed technology (1)	7,424	(7,424)	B	—	3,824	(3,824)	B	—

Total cost of revenue (2)	95,081	(7,825)		87,256	79,186	(4,061)		75,125

Gross profit (2)	464,177	7,825		472,002	406,561	4,061		410,622
Gross profit % (2)	83.0%	1.4%		84.4%	83.7%	0.8%		84.5%

Operating expenses:
Selling and marketing (1)	165,652	(1,396)	A	164,256	143,038	(2,881)	A	140,157
Research and development (1)	97,510	(1,331)	A	96,179	79,924	(1,222)	A	78,702
General and administrative (1)	57,907	(60)	A	57,847	47,749	(744)	A	47,005
Amortization of other intangibles (1)	2,430	(2,430)	B	—	2,394	(2,394)	B	—
In-process research and development (1)	—			—	400	(400)	B	—

Total operating expenses (2)	323,499	(5,217)		318,282	273,505	(7,641)		265,864

Income from operations (2)	140,678	13,042		153,720	133,056	11,702		144,758
Operating margin % (2)	25.2%	2.3%		27.5%	27.4%	2.4%		29.8%
Interest and other income, net	15,532			15,532	11,326			11,326
Interest expense	(5,198)			(5,198)	(5,702)			(5,702)
Gain on strategic investments (1)	732	(732)	C	—	7,496	(7,496)	C	—

Income before income taxes (2)	151,744	12,310		164,054	146,176	4,206		150,382
Provision for income taxes (1)	47,042	3,815	D	50,857	46,128	1,994	D	48,122

Net income (2)	$104,702	$8,495		$113,197	$100,048	$2,212		$102,260

Net income per share:

Basic (2)	$0.25	$0.02		$0.27	$0.23	$0.01		$0.24

Diluted (2)	$0.24	$0.02		$0.26	$0.22	$0.01		$0.23

Number of shares used in computing per share amounts – basic	425,809			425,809	430,714			430,714

Number of shares used in computing per share amounts – diluted	433,119			433,119	444,921			444,921

The non-GAAP financial measures provided herein exclude the impact of non-cash charges related to acquisitions, such as the amortization of developed technology, amortization of intangibles, in-process research and development and stock-based compensation expense and the impact of other special items, such as other stock-based compensation expense, gain on strategic investments and related adjustments to provision for income taxes, on our operating results. These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Footnotes:

A	To exclude stock-based compensation expense.

B	To exclude non-cash charges of amortization of intangibles and in-process research and development related to acquisitions.

C	To exclude gain on strategic investments.

D	To adjust the provision for income taxes to reflect the effect of non-GAAP adjustments on net income.

1	The Company includes these non-GAAP financial measures because it believes they are useful measures to investors in allowing for greater transparency to certain line items in the Company’s financial statements. The Company has historically reported similar non-GAAP financial measures to its investors and believes that the inclusion of comparative numbers provides consistency in its financial reporting. Investors are encouraged to review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided herein.

2	The Company’s management refers to these non-GAAP financial measures, such as non-GAAP operating margins and net income, in making operating decisions because they provide meaningful supplemental information regarding the Company’s operational performance and its ability to invest in research and development and fund acquisitions and capital expenditures. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results and comparisons to competitors’ operating results. Investors are encouraged to review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided herein.